CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Independent Bankshares, Inc. on Form S-8 (File No. 33-83112 and 333-07567) of our report dated January 29, 1999, on our audits of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
March 30, 1999